1 WPP PLC DEALING CODE Effective on 3 July 2016 Updated March 2021 Introduction The purpose of this code is to ensure that the directors of WPP plc (the “Company”), and certain employees of the Company and its subsidiaries, do not abuse, and do not place themselves under suspicion of abusing, Inside Information and comply with their obligations under the Market Abuse Regulation. Part A of this code contains the Dealing clearance procedures which must be observed by the Company’s Directors and those employees who have been told that the clearance procedures apply to them. This means that there will be certain times when such persons cannot Deal in Company Securities. Part B sets out certain additional obligations which only apply to WPP plc directors. Failure by any person who is subject to this code to observe and comply with its requirements may result in disciplinary action. Depending on the circumstances, such non-compliance may also constitute a civil and/or criminal offence. Schedule 1 sets out the meaning of capitalised words used in this code. Part A – Clearance procedures 1. Clearance to Deal 1.1 You must not Deal for yourself or for anyone else, directly or indirectly, in Company Securities without obtaining clearance from the Company in advance. 1.2 Applications for clearance to Deal must be made in writing and submitted to the Company Secretary using the form set out in Schedule 2, unless paragraph 1.8 applies. 1.3 You must not submit an application for clearance to Deal if you are in possession of Inside Information. If you become aware that you are or may be in possession of Inside Information after you submit an application, you must inform the Company Secretary as soon as possible and you must refrain from Dealing (even if you have been given clearance). 1.4 You will receive a written response to your application, normally within three working days. The Company will not normally give you reasons if you are refused permission to Deal. You must keep any refusal confidential and not discuss it with any other person. You will not receive a written response where the Dealing is being carried out by the Company in relation to an employee share plan, as referred to in paragraph 1.8.

2 1.5 If you are given clearance, you must Deal as soon as possible and in any event within two working days of receiving clearance. 1.6 Clearance to Deal may be given subject to conditions. Where this is the case, you must observe those conditions when Dealing. 1.7 You must not enter into, amend or cancel a Trading Plan or an Investment Programme under which Company Securities may be purchased or sold unless clearance has been given to do so. 1.8 Different clearance procedures will apply where Dealing is being carried out by the Company in relation to an employee share plan (e.g. if the Company is making an option grant or share award to you, or shares are receivable on vesting under a long-term incentive plan). You will be notified separately of any arrangements for clearance if this applies to you. 1.9 If you act as the trustee of a trust, you should speak to the Company Secretary about your obligations in respect of any Dealing in Company Securities carried out by the trustee(s) of that trust. 1.10 You should seek further guidance from the Company Secretary before transacting in: (A) units or shares in a collective investment undertaking (e.g. a UCITS or an Alternative Investment Fund) which holds, or might hold, Company Securities; or (B) financial instruments which provide exposure to a portfolio of assets which has, or may have, an exposure to Company Securities. This is the case even if you do not intend to transact in Company Securities by making the relevant investment. 2. Further guidance If you are uncertain as to whether or not a particular transaction requires clearance, you must obtain guidance from the Company Secretary before carrying out that transaction. Part B – Additional provisions for WPP plc Directors 3. Circumstances for refusal You will not ordinarily be given clearance to Deal in Company Securities during any period when there exists any matter which constitutes Inside Information or during a Closed Period.

3 4. Notification of transactions 4.1 You must notify the Company and the FCA in writing of every Notifiable Transaction in Company Securities conducted for your account as follows: (A) Notifications to the Company must be made using the template in Schedule 3 and sent to the Company Secretary as soon as practicable and in any event within one working day of the transaction date. You should ensure that your investment managers (whether discretionary or not) notify you of any Notifiable Transactions conducted on your behalf promptly so as to allow you to notify the Company within this time frame. (B) Notifications to the FCA must be made within two working days of the transaction date. If you would like, the Company Secretary can assist you with this notification, provided that you ask him or her to do so within one working day of the transaction date. 4.2 If you are uncertain as to whether or not a particular transaction is a Notifiable Transaction, you must obtain guidance from the Company Secretary. 5. PCAs and investment managers 5.1 You must provide the Company with a list of your PCAs and notify the Company of any changes that need to be made to that list. 5.2 You should ask your PCAs not to Deal (whether directly or through an investment manager) in Company Securities during Closed Periods. 5.3 Your PCAs are also required to notify the Company and the FCA in writing, within the time frames given in paragraph 4.1, of every Notifiable Transaction conducted for their account. You should inform your PCAs in writing of this requirement and keep a copy; the Company Secretary will provide you with a letter that you can use to do this. If your PCAs would like, the Company Secretary can assist them with the notification to the FCA, provided that your PCA asks the Company Secretary to do so within one working day of the transaction date. 5.4 You should ask your investment managers (whether or not discretionary) not to Deal in Company Securities on your behalf during Closed Periods.

4 Schedule 1 Defined terms “Closed Period” means any of the following: (A) the period from the end of the relevant financial year up to the release of the preliminary announcement of the Company’s annual results (or, where no such announcement is released, up to the publication of the Company’s annual financial report) or, if longer, the period of 30 calendar days before such release (or publication); (B) the period from the end of the relevant financial period up to the release of the Company’s half-yearly financial report or, if longer, the period of 30 calendar days before such release; and (C) the period of 30 calendar days before the release of each of the Company’s first quarter report and third quarter report. “Company Securities” means any publicly traded or quoted shares or debt instruments of the Company (or of any of the Company’s subsidiaries or subsidiary undertakings) or derivatives or other financial instruments linked to any of them, including phantom options. “Dealing” (together with corresponding terms such as “Deal” and “Deals”) means any type of transaction in Company Securities, including purchases, sales, the exercise of options, the receipt of shares under share plans, using Company Securities as security for a loan or other obligation and entering into, amending or terminating any agreement in relation to Company Securities (e.g. a Trading Plan). “FCA” means the UK Financial Conduct Authority. “Inside Information” means information which relates to the Company or any Company Securities, which is not publicly available, which is likely to have a non-trivial effect on the price of Company Securities and which an investor would be likely to use as part of the basis of his or her investment decision. “Investment Programme” means a share acquisition scheme relating only to the Company’s shares under which: (A) shares are purchased by a Restricted Person pursuant to a regular standing order or direct debit or by regular deduction from the person’s salary or director’s fees; or(B) shares are acquired by a Restricted Person by way of a standing election to re-invest dividends or other distributions received; or (C) shares are acquired as part payment of a Restricted Person’s remuneration or director’s fees. “Market Abuse Regulation” means the EU Market Abuse Regulation (596/2014). “Notifiable Transaction” means any transaction relating to Company Securities conducted for the account of a PDMR or PCA, whether the transaction was conducted by the PDMR or PCA or on his or her behalf by a third party and regardless of whether or not the PDMR or PCA had control over the transaction. This captures every transaction which changes a PDMR’s or PCA’s holding of Company Securities, even if the transaction does not require clearance under this code. It also includes gifts of Company Securities, the grant of options or share awards, the exercise of options or vesting of share awards and transactions carried out by investment managers or other

5 third parties on behalf of a PDMR, including where discretion is exercised by such investment managers or third parties and including under Trading Plans or Investment Programmes. “PCA” means a person closely associated with a PDMR, being: (A) the spouse or civil partner of a PDMR; or (B) a PDMR’s child or stepchild under the age 18 years who is unmarried and does not have a civil partner; or (C) a relative who has shared the same household as the PDMR for at least one year on the date of the relevant Dealing; or (D) a legal person, trust or partnership, the managerial responsibilities of which are discharged by a PDMR (or by a PCA referred to in paragraphs (A), (B), or (C) of this definition), which is directly or indirectly controlled by such a person, which is set up for the benefit of such a person or which has economic interests which are substantially equivalent to those of such a person. “PDMR” means a person discharging managerial responsibilities in respect of the Company, being either: (A) a director of the Company; or (B) any other employee who has been told that he or she is a PDMR. “Restricted Person” means: (A) a PDMR; or (B) any other person who has been told by the Company that the clearance procedures in Part A of this code apply to him or her. “Trading Plan” means a written plan entered into by a Restricted Person and an independent third party that sets out a strategy for the acquisition and/or disposal of Company Securities by the Restricted Person, and: (A) specifies the amount of Company Securities to be dealt in and the price at which and the date on which the Company Securities are to be dealt in; or (B) gives discretion to that independent third party to make trading decisions about the amount of Company Securities to be dealt in and the price at which and the date on which the Company Securities are to be dealt in; or (C) includes a method for determining the amount of Company Securities to be dealt in and the price at which and the date on which the Company Securities are to be dealt in.

6 Schedule 2 Clearance application template WPP plc (the “Company”) Application for clearance to deal If you wish to apply for clearance to deal under the Company’s dealing code, please complete sections 1 and 2 of the table below and submit this form to the Company Secretary, Balbir Kelly-Bisla (Balbir.Kelly-Bisla@wpp.com). By submitting this form, you will be deemed to have confirmed and agreed that: (i) the information included in this form is accurate and complete; (ii) you are not in possession of inside information relating to the Company or any Company Securities; (iii) if you are given clearance to deal and you still wish to deal, you will do so as soon as possible and in any event within two working days; and (iv) if you become aware that you are in possession of inside information before you deal, you will inform the Company Secretary and refrain from dealing. Date: 1. Applicant a) Name b) Contact details [For executive directors and other employees, please include email address and extension number.] [For non-executive directors, please include email address and telephone number.] 2. Proposed dealing a) Description of the securities [WPP ordinary shares] OR [WPP ADRs] OR [e.g. debt instrument, a derivative or a financial instrument linked to a share or debt instrument.] b) Number of securities [If actual number is not known, provide a maximum amount (e.g. “up to 100 shares” or “up to £1,000 of shares”).] c) Nature of the dealing [Description of the transaction type (e.g. acquisition; disposal; subscription; option exercise; settling a contract for difference; entry into, or amendment or cancellation of, an investment programme or trading plan).] d) Other details [Please include all other relevant details which might reasonably assist the person considering your application for clearance (e.g. transfer will be for no consideration).] [If you are applying for clearance to enter into, amend or cancel an investment programme or trading plan, please provide full details of the relevant programme or plan or attach a copy of its terms.]

7 Schedule 3 Notification template WPP plc (the “Company”) Transaction notification Please send your completed form to Balbir Kelly-Bisla (Balbir.Kelly-Bisla@wpp.com). 1. Details of PDMR / person closely associated with them (“PCA”) a) Name [Include first name(s) and last name(s).] [If the PCA is a legal person, state its full name including legal form as provided for in the register where it is incorporated, if applicable.] b) Position / status [For PDMR, state job title e.g. CEO, CFO.] [For PCAs, state that the notification concerns a PCA and the name and position of the relevant PDMR.] c) Initial notification / amendment [Please indicate if this is an initial notification or an amendment to a prior notification. If this is an amendment, please explain the previous error which this amendment has corrected.] 2. Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted a) Description of the financial instrument [State the nature of the instrument e.g. [WPP ordinary shares] OR [WPP ADRs] OR a debt instrument, a derivative or a financial instrument linked to a share or debt instrument.] b) Nature of the transaction [Description of the transaction type e.g. acquisition, disposal, subscription, contract for difference, etc.] [Please indicate whether the transaction is linked to the exercise of a share option programme.] [If the transaction was conducted pursuant to an investment programme or a trading plan, please indicate that fact and provide the date on which the relevant investment programme or trading plan was entered into.] c) Price(s) and volume(s) [Where more than one transaction of the same nature (purchase, disposal, etc.) of the same financial instrument are executed on the same day and at the same place of transaction, prices and volumes of these transactions should be separately identified in the table above, using as many lines as needed. Do not aggregate or net off transactions.] [In each case, please specify the currency and the metric for quantity.] Price(s) Volume(s)

8 d) Aggregated information - Aggregated volume - Price [Please aggregate the volumes of multiple transactions when these transactions: - relate to the same financial instrument; - are of the same nature; - are executed on the same day; and - are executed at the same place of transaction.] [Please state the metric for quantity.] [Please provide: - in the case of a single transaction, the price of the single transaction; and - in the case where the volumes of multiple transactions are aggregated, the weighted average price of the aggregated transactions.] [Please state the currency.] e) Date of the transaction [Date of the particular day of execution of the notified transaction, using the date format: YYYY-MM-DD and please specify the time zone.] f) Place of the transaction [Please name the trading venue where the transaction was executed. If the transaction was not executed on any trading venue, please state ‘outside a trading venue’ in this box.] 537349541